UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2013 (October 16, 2012)

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)

3505 West Sam Houston Parkway North, Suite 400
Houston, Texas
(Address of principal executive offices)

400 North Sam Houston Parkway East,
Suite 400
Houston, Texas
(Former address of principal executive offices)
	281-618-0400 (Registrant’s telephone number, including area code)	77043 (Zip Code) 77060 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note  -  On October 17, 2012, Helix Energy Solutions Group, Inc., a Minnesota corporation (“Helix”), filed a Current Report on Form 8-K disclosing among other things, that Helix, as seller, and Coastal Trade Limited, a company organized under the laws of the British Virgin Islands, as buyer, entered into an agreement for the sale of the Caesar and Express pipelay vessels and related pipelay equipment for total cash consideration of $238,250,000 (the “Pipelay Asset Sale Agreement”).

The disposition of these assets closed in two stages following the completion of each vessel’s contractual backlog.  The closing of the sale of the Caesar occurred on June 17, 2013 and the closing of the sale of the Express and related pipelay equipment occurred on July 17, 2013.

This Amendment No. 1 to the Form 8-K is being filed to disclose the completion of the disposition of the assets pursuant to the Pipelay Assets Sale Agreement, and includes the pro forma information required by Item 9.01 (b) to this Current Report on Form 8-K and the related exhibits under Item 9.01(d) to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(b)           Pro Forma Financial Information.

The unaudited pro forma financial statements of Helix, giving effect to the disposition of the Caesar and Express pipelay vessels and the related pipelay equipment at March 31, 2013, and for the twelve-month period ended December 31, 2012 and the three-month period ended March 31, 2013 are incorporated by reference to Exhibit 99.1 to this Current Report on Form 8-K/A.

(d)           Exhibits.

    Number                      Description
    -----------                      ------------------------
99.1	Helix Energy Solutions Group, Inc. Unaudited Pro Forma Condensed Consolidated Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           July 19, 2013

                HELIX ENERGY SOLUTIONS GROUP, INC.

           By: /s/                  Anthony Tripodo
             Anthony Tripodo
                Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.                                Description
99.1	Helix Energy Solutions Group, Inc. Unaudited Pro Forma Condensed Consolidated Financial Information.